UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 2, 2018 (February 1, 2018)

Rockwell Collins, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16445	52-2314475
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

400 Collins Rd NE		52498
Cedar Rapids, Iowa		(Zip Code)
(Address of principal executive officers)

Registrant's telephone number, including area code: (319) 295-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Company's 2018 Annual Meeting of Shareowners on February 1, 2018, of the 163,722,317 shares outstanding and entitled to vote, 137,619,496 shares were represented, constituting a quorum. The final results for each of the matters submitted to a vote of shareowners at the Annual Meeting are as follows:

Proposal No. 1: All of the nominees for director were elected to serve until the Company's 2021 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
A.J. Carbone	114,544,992	4,265,515	18,808,989
R.K. Ortberg	113,875,815	4,934,692	18,808,989
C.L. Shavers	115,107,809	3,702,698	18,808,989

Proposal No. 2: The shareowners approved, on an advisory (non-binding) basis, the compensation of certain executive officers and related disclosures, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
112,641,281	5,333,988	835,237	18,808,989

Proposal No. 3: The appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal 2018 was ratified by the shareowners, by the votes set forth in the table below:

For	Against	Abstain
134,858,338	2,071,080	690,076

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROCKWELL COLLINS, INC. (Registrant)

Dated: February 2, 2018

By:     /s/ Robert J. Perna
Robert J. Perna
Senior Vice President,
General Counsel and Secretary